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                                                         Exhibit 10(iii)A(13)(b)

                                 FIRST AMENDMENT
                                     TO THE
                        NATIONAL SERVICE INDUSTRIES, INC.
                  1992 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN




     THIS AMENDMENT made as of March 24, 1998, by National Service Industries, Inc. ("NSI");



                              W I T N E S S E T H:



     WHEREAS, the 1992 Nonemployee Directors' Stock Option Plan (the "Plan") was approved by the Board of Directors of NSI on September 16, 1992, and by the stockholders of NSI on January 6, 1993; and


     WHEREAS, pursuant to the power of amendment set forth in Section 9 of the Plan and action of the Board of Directors of NSI on March 24, 1998;


     NOW, THEREFORE, the Plan is hereby amended as follows:


     1. Section 5.1 of the Plan is amended by deleting the "and" before "(ii)", by replacing "that the Plan remains in effect pursuant to its terms" with "through the fiscal year ending August 31, 1998," and inserting "and (iii) beginning with the fiscal year that commences September 1, 1998, on the date of the Annual Meeting each year that the Plan remains in effect pursuant to its terms", so that Section 5.1 now reads in its entirety as follows:


          5.1 Grant. An Option shall be granted to each Nonemployee  Director on
          (i) the first business day after the date of the first annual meeting of the stockholders of the Company following adoption of the Plan by the Board, (ii) the third (3rd) Wednesday occurring in September of each year through the fiscal year ending August 31, 1998, and (iii) beginning with the fiscal year that commences September 1, 1998, on the date of the Annual Meeting each year that the Plan remains in effect pursuant to its terms. The number of Shares and the purchase price therefor of each Option shall be as provided in this Section 5 and such Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

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                                                         Exhibit 10(iii)A(13)(b)

     2. Except as hereby modified, the Plan shall remain in full force and effect pursuant to its original terms.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


ATTEST:                                        NATIONAL SERVICE INDUSTRIES, INC.





/s/ Carol Ellis Morgan               By:  /s/ James S. Balloun
Assistant Secretary                       James S. Balloun
                                          Chairman of  the Board, President  and
                                          Chief Executive Officer




(CORPORATE SEAL)